                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CLAIRE'S STORES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             CLAIRE'S STORES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 17, 1999

                            ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Claire's Stores, Inc. (the "Company") will be held in the Regency Room of the Pierre Hotel, 2 East 61st Street, New York, New York, on June 17, 1999 at 9:30 a.m., New York City time, or at any adjournment or postponement thereof, for the following purposes:

     1. To elect seven directors to the Board of Directors of the Company, each for a one-year term; and

     2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Every holder of record of Common Stock, par value $.05 (the "Common Stock"), and Class A Common Stock, par value $.05 (the "Class A Common Stock"), as of the close of business on May 7, 1999 is entitled to notice of the Meeting or any adjournment or postponement thereof, and to vote, in person or by proxy, one vote for each share of Common Stock and ten votes for each share of Class A Common Stock, as the case may be, held by such holder. A complete list of stockholders entitled to vote at the Meeting will be available to any stockholder for any purpose germane to the Meeting during ordinary business hours at the offices of the Company, 350 Fifth Avenue, New York, New York, for a period of at least ten days prior to the Meeting. A proxy statement, proxy or proxies, as the case may be, and the Company's 1999 Annual Report to Stockholders are enclosed herewith.

                                          By order of the Board of Directors,

                                          HAROLD E. BERRITT
                                          Secretary

May 20, 1999

                             YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                             CLAIRE'S STORES, INC.
                              3 S.W. 129TH AVENUE
                         PEMBROKE PINES, FLORIDA 33027

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1999

                            ------------------------

                                  INTRODUCTION

     The accompanying proxy or proxies, as the case may be, are solicited by and on behalf of the Board of Directors of Claire's Stores, Inc., a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held in the Regency Room of the Pierre Hotel, 2 East 61st Street, New York, New York, on June 17, 1999 at 9:30 a.m., New York City time, or at any adjournment or postponement thereof.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Every holder of record of Common Stock, par value $.05 (the "Common Stock"), and Class A Common Stock, par value $.05 (the "Class A Common Stock"), of the Company at the close of business on May 7, 1999 (the "Record Date") is entitled to notice of the Meeting and to vote, in person or by proxy, one vote for each share of Common Stock and ten votes for each share of Class A Common Stock, as the case may be, held by such holder. At the Record Date, the Company had outstanding 48,125,587 shares of Common Stock and 2,882,467 shares of Class A Common Stock (in each case, excluding treasury shares). The approximate date on which this proxy statement, accompanying notice and proxy or proxies, as the case may be, and the Company's 1999 Annual Report to Stockholders (the "Annual Report"), are first being mailed to stockholders is May 20, 1999.

     Each proxy signed and returned by a stockholder may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Meeting, a written notice of revocation relating to the proxy, (ii) duly executing a subsequent proxy bearing a later date relating to the same shares of Common Stock or Class A Common Stock, as the case may be, and delivering it to the Secretary of the Company at or before the Meeting, or (iii) voting in person at the Meeting (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Abstentions and broker non-votes (shares held in "street name" through a broker or other nominee as to which voting discretion on a particular matter has not been received from the beneficial owners and such broker or other nominee is not permitted to exercise voting discretion on a particular matter) will be counted for the purpose of determining whether a quorum is present. A quorum of the stockholders, present in person or by proxy, consists of holders of the outstanding shares of Common Stock and Class A Common Stock representing a majority of the number of votes entitled to be cast at the Meeting.

     All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR the election of the Board's nominees. The nominees receiving a plurality of the votes cast by holders of the outstanding shares of Common Stock (one vote per share) and Class A Common Stock (ten votes per share), voting together as a single class, will be elected as directors. An affirmative vote of the majority of votes present at the Meeting is necessary for approval of any other matters to be considered at the Meeting. In all cases, neither abstentions nor broker non-votes will be counted as "for" or "against" a proposal; however, their effect on the outcome will be the same as a vote "against" a proposal.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for expenses incurred in forwarding soliciting material to the beneficial owners of shares of Common Stock and Class A Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock and Class A Common Stock as of April 15, 1999 by (i) each person known to the Company to beneficially own more than five percent, (ii) each of the Company's directors and nominees for director, (iii) each of the Company's Named Executive Officers (as such term is defined in the Summary Compensation Table below) and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, each person possesses sole voting power and investment power with respect to the shares indicated as beneficially owned, and the business address of each person is c/o Claire's Stores, Inc., 3 S.W. 129th Avenue, Pembroke Pines, Florida 33027.

                                                     COMMON STOCK               CLASS A COMMON STOCK
                                             ----------------------------   ----------------------------
                                                SHARES                         SHARES
                                             BENEFICIALLY       PERCENT     BENEFICIALLY       PERCENT
NAME AND ADDRESS                               OWNED(1)       OF CLASS(1)     OWNED(1)       OF CLASS(1)
----------------                             ------------     -----------   ------------     -----------
Rowland Schaefer(15).......................     4,213,487(2)      8.8%       1,970,251(3)       68.3%

FMR Corp.(4)...............................     2,840,100         5.9               --            --
  82 Devonshire Street
  Boston, Massachusetts 02109

Ira D. Kaplan(16)..........................       166,425(5)        *               --            --

Thomas A. Souza(17)........................            --          --               --            --
  c/o Claire's Boutiques, Inc.
  2500 West Central Road
  Hoffman Estates, Illinois 60195

Sylvia Schaefer(15)........................     4,213,487(6)      8.8        1,970,251(7)       68.3

Harold E. Berritt(18)......................            --          --               --            --
  c/o Greenberg Traurig, P.A.
  1221 Brickell Avenue
  Miami, Florida 33131

Bruce G. Miller(18)........................       185,750           *               --            --
  c/o Ryan Beck & Co.
  80 Main Street
  West Orange, NJ 07052

Irwin L. Kellner, Ph.D.(18)................           500           *               --            --
  c/o Hofstra University
  Hempstead, New York 11549

Steven H. Tishman(18)......................         1,000           *               --            --
  c/o Bear Stearns & Co., Inc.
  245 Park Avenue
  New York, New York 10167

E. Bonnie Schaefer(15).....................        25,000(8)        *               --(9)         --

Marla L. Schaefer(15)......................        58,125(10)       *            5,692(11)         *

                                                     COMMON STOCK               CLASS A COMMON STOCK
                                             ----------------------------   ----------------------------
                                                SHARES                         SHARES
                                             BENEFICIALLY       PERCENT     BENEFICIALLY       PERCENT
NAME AND ADDRESS                               OWNED(1)       OF CLASS(1)     OWNED(1)       OF CLASS(1)
----------------                             ------------     -----------   ------------     -----------
Charles L. Ruffner.........................     1,503,562(12)     3.1          375,889(13)      13.0
  c/o Charles L. Ruffner, P.A.
  601 Brickell Key Drive
  Suite 507
  Miami, Florida 33131

All directors and executive officers as a
  group (10 persons).......................     4,650,287(14)     9.7        1,975,943          68.5

---------------

  * Less than 1% of the shares outstanding of such class.
 (1) The number of shares beneficially owned by each named person is based upon the numbers reported by such person in documents publicly filed with the Securities and Exchange Commission ("SEC"), publicly available information or information available to the Company. The percentage of each class is calculated based upon the total number of shares of each class outstanding on April 15, 1999.
 (2) Includes 992,537 shares beneficially owned by Mrs. Schaefer. Also includes 18,750 shares subject to currently exercisable options. Does not include 1,503,562 shares held in a trust for the benefit of Mr. Schaefer's children as to which shares Mr. Schaefer disclaims beneficial ownership.
 (3) Includes 1,780,408 shares held in a trust for the benefit of Mr. and Mrs. Schaefer for which Mr. Schaefer is the trustee, and 189,843 shares held in a trust for the benefit of Mr. Schaefer's children for which Mrs. Schaefer is the trustee. Does not include 375,889 shares held in a trust for the benefit of Mr. Schaefer's children. Mr. Schaefer disclaims beneficial ownership of all such shares.
 (4) Based upon Schedule 13G dated February 1, 1999 filed with the SEC jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Low-Priced Stock Fund. Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The
     Schedule 13G indicates that at December 31, 1998, (i) Fidelity, a wholly owned subsidiary of FMR Corp., was the beneficial owner of 2,840,100 shares of Common Stock in its capacity as an investment adviser to various registered investment companies (the "Fidelity Funds") (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds), and (ii) Fidelity Low-Priced Stock Fund owns 2,840,100 shares of Common Stock.
 (5) Includes 100,500 shares issuable upon the exercise of currently exercisable stock options and options exercisable within 60 days.
 (6) Includes 3,220,950 shares beneficially owned by Mr. Schaefer, but not 1,503,562 shares held in a trust for the benefit of Mrs. Schaefer's children. Mrs. Schaefer disclaims beneficial ownership as to all such shares.
 (7) Includes 1,780,408 shares held in a trust for the benefit of Mr. and Mrs. Schaefer for which Mr. Schaefer is the trustee and 189,843 shares held in a trust for the benefit of Mrs. Schaefer's children for which Mrs. Schaefer is the trustee. Does not include 375,889 shares held in a trust for the benefit of Mrs. Schaefer's children as to which shares Mrs. Schaefer disclaims beneficial ownership.
 (8) Represents 25,000 shares subject to currently exercisable stock options and options exercisable within 60 days. Does not include 501,187 shares held for the benefit of Ms. Schaefer under the trust referred to in footnotes (2) and (6) to the table, as to which Ms. Schaefer has no present voting or investment power.
 (9) Does not include 163,264 shares held for the benefit of Ms. Schaefer under the trusts for the benefit of Mrs. Schaefer's children referred to in footnotes (3) and (7) to the table, as to which Ms. Schaefer has no present voting or investment power.
(10) Includes 25,000 shares subject to currently exercisable stock options and options exercisable within 60 days. Does not include 501,187 shares held for the benefit of Ms. Schaefer under the trust referred to in footnotes
     (2) and (6) to the table, as to which Ms. Schaefer has no present voting or investment power.
(11) Does not include 163,264 shares held for the benefit of Ms. Schaefer under the trusts for the benefit of Mrs. Schaefer's children referred to in footnotes (3) and (7) to the table, as to which Ms. Schaefer has no present voting or investment power.
(12) Represents 1,503,562 shares held in a trust for the benefit of certain of Mr. and Mrs. Schaefer's children for which Mr. Ruffner is the trustee and as to which shares he disclaims beneficial ownership.
(13) Represents 375,889 shares held in a trust for the benefit of certain of Mr. and Mrs. Schaefer's children for which Mr. Ruffner is trustee and as to which shares he disclaims beneficial ownership.
(14) Includes an aggregate of 169,250 shares issuable upon the exercise of stock options currently exercisable and exercisable within 60 days.
(15) The named individual is a director and an executive officer of the Company.
(16) The named individual is an executive officer of the Company.
(17) The named individual is an executive officer of the Company's subsidiary, Claire's Boutiques, Inc. ("Claire's Boutiques").
(18) The named individual is a director of the Company.

                      NOMINATION AND ELECTION OF DIRECTORS

     The By-Laws of the Company provide for a Board of Directors consisting of not less than three and not more than nine persons as the Board of Directors from time to time shall decide. At present, the Board of Directors consists of eight members.

     The present term of all directors will expire at the Meeting. Seven directors are to be elected at the Meeting to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     The nominees for election as directors by holders of shares of Common Stock and Class A Common Stock, voting together as a single class, are discussed below.

     It is intended that proxies received will be voted for election of the nominees named below unless marked to the contrary.

     The Board of Directors expects that the nominees named below will be available for election for a one-year term, but in the event of the refusal or inability of any such nominee to stand for election, proxies may be voted for substitute nominees designated by the present Board of Directors.

     The Board of Directors recommends that stockholders vote FOR the election of each of the nominees named below.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth certain information, as of the Record Date, with respect to each of the nominees. Each nominee is a citizen of the United States of America.

                                                                                        DIRECTOR
                                                          PRESENT POSITION               OF THE
                                                     WITH THE COMPANY, PRINCIPAL        COMPANY
NAME                                     AGE     OCCUPATION AND BUSINESS EXPERIENCE      SINCE
----                                     ---   ---------------------------------------  --------
Rowland Schaefer.......................  82    President, Chief Executive Officer and     1961
                                                 Chairman of the Board of Directors of
                                                 the Company
Ira D. Kaplan..........................  40    Senior Vice President, Chief Financial       --
                                                 Officer and Treasurer of the Company
Bruce G. Miller........................  56    Director of the Company; Senior Vice       1983
                                                 President, Corporate Finance, of
                                                 Ryan, Beck & Co. since July 1992
Irwin L. Kellner, Ph.D.................  60    Director of the Company; Chief             1998
                                                 Economist of CBS Marketwatch since
                                                 April 1998; President of Kellner
                                                 Economic Advisers since March 1997;
                                                 Chief Economist of Chase Manhattan's
                                                 Regional Bank from January 1996 until
                                                 February 1997; Chief Economist of
                                                 Chemical Bank from January 1992 until
                                                 January 1996; Director of
                                                 DataTreasury Corporation and
                                                 International Bioimmune Systems
Steven H. Tishman......................  42    Director of the Company; Senior            1998
                                                 Managing Director of the investment
                                                 banking division of Bear Stearns &
                                                 Co., Inc. since July 1993
Marla L. Schaefer(1)...................  49    Vice Chairman of the Board of Directors    1990
                                                 since March 1998; Senior Vice
                                                 President of Claire's Boutiques from
                                                 April 1998 until April 1999, and
                                                 Executive Vice President since then;
                                                 Vice President of Fashion
                                                 Merchandising of Claire's Boutiques
                                                 from April 1990 until April 1998
E. Bonnie Schaefer(1)..................  46    Vice Chairman of the Board of Directors    1998
                                                 since January 1999; Vice President --
                                                 Real Estate of Claire's Boutiques
                                                 from 1994 until April 1999, and
                                                 Executive Vice President since then

---------------

(1) Ms. Schaefer is the daughter of Mr. Rowland Schaefer.

                  CERTAIN MATTERS RELATING TO THE COMPANY AND
                      ITS DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Committees

     During the Company's last fiscal year, seven meetings of the Board of Directors were held, and each incumbent director attended 75% or more of the meetings of the Board held during that period.

     The Board of Directors has a standing Audit Committee, which currently consists of Dr. Kellner and Messrs. Miller and Tishman. The Audit Committee represents the Board of Directors in its relations with the Company's independent public accountants and oversees the financial reporting and disclosures prepared by the Company's management. The Audit Committee also reviews the scope and results of the examination of the Company's financial statements by its independent accountants, oversees the adequacy of the Company's internal accounting controls and reviews and monitors any other activity that the Committee deems necessary or appropriate. During the year ended January 30, 1999, the Audit Committee met one time. The Company has no standing executive, nominating or compensation committees or committees performing similar functions.

Executive Officers

     The following table, together with the accompanying text, presents certain information regarding all current executive officers of the Company and of Claire's Boutiques as of the Record Date. Each of the executive officers of the Company and Claire's Boutiques serves until the election and qualification of such individual's successor or until such individual's death, resignation or removal by the Board of Directors of the respective company.

NAME                                         AGE                    POSITION
----                                         ---                    --------
Rowland Schaefer...........................  82    Chairman of the Board, President and Chief
                                                     Executive Officer
Thomas A. Souza............................  40    President and Chief Operating Officer of
                                                     Claire's Boutiques
Ira D. Kaplan..............................  40    Senior Vice President, Chief Financial
                                                     Officer and Treasurer
Marla L. Schaefer..........................  49    Vice Chairman of the Board of Directors
E. Bonnie Schaefer.........................  46    Vice Chairman of the Board of Directors

     Rowland Schaefer has been Chairman of the Board, President and Chief Executive Officer of the Company since the inception of the Company in 1961.

     Thomas A. Souza joined Claire's Boutiques as Senior Vice
President -- Planning and Distribution in October 1998 and was elected President and Chief Operating Officer of Claire's Boutiques in January 1999. From April 1994 to October 1998, Mr. Souza served in various management positions with The Sports Authority, Inc., including Vice President of Merchandise, Control, Planning and Distribution.

     Ira D. Kaplan has been Chief Financial Officer of the Company since September 1990 and Treasurer since September 1987. Mr. Kaplan was elected Senior Vice President in April 1997.

     Marla L. Schaefer has been Vice Chairman of the Board of Directors of the Company since March 1998 and Executive Vice President of Claire's Boutiques since April 1999. Ms. Schaefer served as Vice President of Fashion Merchandising of Claire's Boutiques from April 1990 until April 1998, and then as Senior Vice President from April 1998 until April 1999.

     E. Bonnie Schaefer has been Vice Chairman of the Board of Directors of the Company since January 1999 and Executive Vice President -- Real Estate of Claire's Boutiques since April 1999. Ms. Schaefer served as Vice
President -- Real Estate of Claire's Boutiques from 1994 until April 1999.

Executive Compensation

     The following sets forth information concerning compensation awarded to, earned by or paid during the three past fiscal years to the Company's Chief Executive Officer, three other executive officers of the Company and an executive officer and a former executive officer of Claire's Boutiques whose compensation exceeded $100,000 for the fiscal year ended January 30, 1999 (other than the former executive officer, collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                             -------------------------------------
                                          ANNUAL COMPENSATION                         AWARDS             PAYOUTS
                             ---------------------------------------------   ------------------------   ----------
                                                                 OTHER
                                                                 ANNUAL      RESTRICTED    SECURITIES                 ALL OTHER
                             FISCAL                           COMPENSATION      STOCK      UNDERLYING      LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)       (1)($)      AWARD(S)($)   OPTIONS(#)   PAYOUTS($)      ($)(2)
---------------------------  ------   ---------   --------    ------------   -----------   ----------   ----------   ------------
Rowland Schaefer...........   1999    1,000,000         0           0             0               0         0               0
  Chairman of the             1998    1,000,000         0           0             0               0         0               0
  Board, President and        1997    1,000,000         0           0             0          37,500         0               0
  Chief Executive Officer
  of the Company
Ira D. Kaplan..............   1999      225,000    60,000           0             0               0         0           3,027
  Senior Vice President,      1998      221,757    50,000           0             0               0         0           2,785
  Chief Financial             1997      200,000    60,000           0             0          75,000         0           2,250
  Officer and Treasurer of
  the Company
Marla L. Schaefer(3).......   1999      256,000    50,000           0             0               0         0           3,267
  Vice Chairman of the
  Board of Directors of the
  Company
E. Bonnie Schaefer(4)......   1999      182,000    60,000           0             0               0         0           3,163
  Vice Chairman of the
  Board of Directors of the
  Company
Mark A. Hoffman(5).........   1999      425,317         0           0             0               0         0           3,546
  Former President and        1998      284,694    75,000           0             0               0         0           3,200
  Chief Operating             1997      276,950    20,000           0             0         150,000         0           2,512
  Officer of Claire's
  Boutiques
Thomas A. Souza(6).........   1999       78,077   100,000(7)        0             0          50,000         0               0
  President and Chief
  Operating Officer of
  Claire's Boutiques

---------------

(1) Except as otherwise provided herein, no amounts for executive perquisites and other personal benefits, securities or property are shown because the aggregate dollar amount per executive is the lesser of either $50,000 or 10% of annual salary and bonus.
(2) Consists of matching Company contributions under the Company's 401(k) Profit Sharing Plan.
(3) Ms. Schaefer was named Vice Chairman of the Board of Directors of the Company in March 1998.
(4) Ms. Schaefer was named Vice Chairman of the Board of Directors of the Company in January 1999.

(5) Mr. Hoffman's tenure as President and Chief Operating Officer of Claire's Boutiques ended January 20, 1999.
(6) Effective January 21, 1999, Mr. Souza was appointed President and Chief Operating Officer of Claire's Boutiques. Prior thereto, he served as Senior Vice President -- Planning and Distribution of Claire's Boutiques since October 1998.
(7) Represents a bonus paid in connection with the commencement of Mr. Souza's employment.

Stock Option Grants

     The following table sets forth information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended January 30, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                      -------------------------------------------------   POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                           AT ASSUMED ANNUAL
                                      NUMBER OF                                                  RATES
                                      SECURITIES    % OF TOTAL                               OF STOCK PRICE
                                      UNDERLYING     OPTIONS      EXERCISE                    APPRECIATION
                                       OPTIONS      GRANTED TO    OR BASE                  FOR OPTION TERM(2)
                                       GRANTED     EMPLOYEES IN    PRICE     EXPIRATION   --------------------
NAME                                    (#)(1)     FISCAL YEAR     ($/SH)       DATE        5%($)     10%($)
----                                  ----------   ------------   --------   ----------   ---------  ---------
Thomas A. Souza.....................    50,000          11        16.4375     10/5/03      227,069    501,763

---------------

(1) Represents options to purchase shares of Common Stock, which were granted at fair market value on October 5, 1998. Subject to earlier vesting upon a change of control (as defined), the options vest and become exercisable in four equal annual installments commencing on the first anniversary of the date of grant so long as the employee is employed by the Company or any of its subsidiaries.
(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (5 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future price of the Common Stock. The Company does not believe that this method accurately illustrates the potential value of a stock option.

Option Exercises and Year-End Values

     The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended January 30, 1999 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Name Executive Officers on January 30, 1999.

                                                                         NUMBER OF        VALUE OF UNEXERCISED
                                                                        UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS AT FISCAL   OPTIONS AT FISCAL YEAR-
                                                                        YEAR END(#)             END($)(2)
                                        SHARES                       -----------------   -----------------------
                                      ACQUIRED ON       VALUE          EXERCISABLE/           EXERCISABLE/
NAME                                  EXERCISE(#)   REALIZED($)(1)     UNEXERCISABLE          UNEXERCISABLE
----                                  -----------   --------------   -----------------   -----------------------
Rowland Schaefer....................         0                NA       18,750/18,750           13,725/13,725
Ira Kaplan..........................    11,250        113,515.87       94,875/47,625         959,659/157,016
Thomas A. Souza.....................         0                NA            0/50,000               0/165,625

---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.
(2) Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on January 29, 1999 ($19.75) and the exercise price of the options.

Compensation of Directors

     Directors of the Company who are not employees (other than Mr. Berritt) currently receive an annual retainer of $35,000 and are entitled to reimbursement for out-of-pocket expenses incurred in connection with the attendance at Board of Directors and committee meetings.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors has not established a compensation committee. All decisions regarding the compensation of executive officers are determined by the Board of Directors as a whole. All directors participated in deliberations of the Board of Directors concerning annual performance-based compensation for the year ended January 30, 1999. Rowland Schaefer, Sylvia Schaefer, Marla L. Schaefer and E. Bonnie Schaefer are officers and employees of the Company or Claire's Boutiques. Each management director is asked to excuse himself or herself from discussions and decisions regarding his or her performance and compensation. Mr. Berritt is a shareholder of Greenberg Traurig, P.A., a law firm which has been engaged to perform legal services for the Company in the past and which may be so engaged in the future. The fees received for such legal services during the fiscal year ended January 30, 1999 did not exceed five percent of the law firm's gross revenues for its last full fiscal year.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

     The Company's executive compensation program is administered by the Board of Directors and is structured to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder return. The Company's executive compensation is based primarily upon base salary, grants of stock options and, to a lesser extent, special achievement bonuses. The Board of Directors believes that it is important to have stock incentives constitute a portion of each executive's compensation package in order to help align executive and stockholder interests. In determining the total amount and mixture of the compensation package for each executive officer, the Board of Directors considers the overall value to each executive of his or her compensation package in light of numerous factors such as (i) competitive position, (ii) individual performance, including the expected contribution to the Company's goals of each executive officer, and (iii) the Company's long-term needs and goals, including attracting and retaining key management personnel. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate the Company's executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide a compensation package that recognizes individual contributions as well as overall business results.

     In the final quarter of each fiscal year, the Board of Directors reviews and approves an annual salary plan for the Company's senior executives for the succeeding fiscal year. In formulating the plan, key executive positions within the Company are defined carefully in terms of scope and responsibility, job complexity, knowledge and experience required, and other relevant factors. Executive positions are ranked internally on the basis of these criteria, and a logical value relationship is established among them. The Board also obtains and analyzes comparative industry, peer group and national compensation surveys. By reviewing the comparative industry data and other surveys, the Board develops salary ranges for all senior executive positions in the Company, and agrees upon each executive's base salary within the range, taking into account certain past performance factors, including how well objectives contributing to the Company's success have been met by the executive, how well the executive's responsibilities have been fulfilled, the executive's growth in qualifications for the job, the executive's experience and accomplishment of personal goals and other aspects of performance, and the anticipated future contributions of the executive.

     The Company has also relied upon stock options to reward and incentivize the performance of executives. The Board of Directors believes that stock options have been and remain an excellent vehicle for compensating its employees. Because the option exercise price for the employees generally equals or exceeds the price of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. As a result, options effectively align the interests of executive officers with the Company's stockholders by tying a significant portion of each executive's total long-term compensation to the continued growth of the Company and appreciation of its shares. Also, the stock ownership gives employees a greater personal stake in the Company.

     In general, stock options granted to executive officers vest in equal annual installments over periods of four to nine years commencing on the first anniversary of the date of grant, so long as the optionee remains employed with the Company. The size of the individual option grants are generally based upon competitive practice and the position level of the executive officer.

     The compensation paid to Rowland Schaefer, the Company's Chief Executive Officer, in the fiscal year ended January 30, 1999 is reflected in the table under "Executive Compensation -- Summary Compensation Table" above. The base salary paid to Mr. Schaefer during the fiscal year ended January 30, 1999, was within the salary range developed by the Board of Directors based upon the base salaries of chief executive officers of comparable companies in the compensation surveys reviewed by the Board of Directors and took into account Mr. Schaefer's active role in Company management, the Company's financial performance during the prior fiscal year and the challenges and expectations for the Company in fiscal 1999, Mr. Schaefer's stature within the industry as a spokesman for the Company and his more than 30 years of service as the Company's senior executive officer. The base salaries of Messrs. Souza and Kaplan have been fixed at levels which the Board of Directors believes are competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities.

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended (the "Code"). This Section generally provides that no publicly held company shall be permitted to deduct compensation in excess of $1 million paid in any taxable year to its chief executive officer or any of its four other highest paid officers unless: (i) the compensation is payable solely on account of the attainment of performance goals; (ii) the performance goals are determined by a compensation committee of two or more outside directors; (iii) the material terms under which compensation is to be paid are disclosed to and approved by the stockholders of the Company; and (iv) the compensation committee certifies that the performance goals were met. The effect of the Code Section 162(m) limitation is not applicable to the Company as none of its current executive officers receive compensation in excess of $1 million.

     The foregoing information is provided by the Board of Directors of the Company.

                                            Rowland Schaefer
                                            Marla L. Schaefer
                                            Sylvia Schaefer
                                            E. Bonnie Schaefer
                                            Bruce G. Miller
                                            Harold E. Berritt
                                            Steven H. Tishman
                                            Irwin L. Kellner, Ph.D.

Certain Relationships and Related Transactions

     The Company leases from Rowland Schaefer & Associates (formerly Two Centrum Plaza Associates) approximately 31,000 square feet in Pembroke Pines, Florida, where it maintains its executive and accounting and finance offices. Rowland Schaefer & Associates is a general partnership of two corporate general partners which are owned by immediate family members of the Chairman of the Board and President of the Company, two of whom, namely Marla L. Schaefer and E. Bonnie Schaefer, are directors of the Company. The lease provides for the payment by the Company of annual base rent of approximately $518,000, which is subject to annual cost-of-living increases, and a proportionate share of all taxes and operating expenses of the building. The lease expires on July 31, 2000 and may be extended, at the option of the Company, for an additional five-year term. The Board of Directors of the Company believes, based upon the report of an independent committee of the Board, that the terms of the lease are no less favorable to the Company than those which would be obtained from an independent third party.

     See also "Compensation Committee Interlocks and Insider Participation."

Performance Graph

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of companies on the Standard & Poor's 500 (S&P 500) Stock Index and the Retail Specialty-Apparel Index for the five fiscal years ended January 30, 1999. This graph assumes the investment of $100 in the Company's Common Stock, the S&P 500 and the Retail Specialty-Apparel Index on January 31, 1994 and assumes dividends are reinvested. Measurement points are on the last trading day of each of the five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 AMONG CLAIRE'S STORES, INC., THE S&P 500 INDEX
                     AND THE RETAIL SPECIALTY-APPAREL INDEX

                                                                                           RETAIL
               MEASUREMENT PERIOD                     CLAIRE'S                           SPECIALTY-
             (FISCAL YEAR COVERED)                  STORES, INC.        S&P 500           APPAREL
                     1/94                              100.00           100.00             100.00
                     1/95                               76.00           101.00              80.00
                     1/96                              108.00           139.00              95.00
                     1/97                              182.00           176.00             121.00
                     1/98                              228.00           224.00             219.00
                     1/99                              256.00           296.00             372.00

---------------

* $100 invested on 01/31/94 in stock or index--including reinvestment of dividends, fiscal year ending January 31.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP, has been the independent accountants for the Company since 1993 and will serve in such capacity for the current fiscal year unless the Board of Directors deems it advisable to make a substitution. It is expected that one or more representatives of such firm will attend the Meeting and be available to respond to any appropriate questions. These representatives will be given an opportunity to make statements at the Meeting if they so desire.

                                 MISCELLANEOUS

ANNUAL REPORT ON FORM 10-K

     The Company has mailed, with this proxy statement, copies of its Annual Report to holders of shares of Common Stock and Class A Common Stock as of the Record Date. The Company will provide without charge, to each holder of shares of Common Stock and Class A Common Stock as of the Record Date, a copy of the Annual Report on Form 10-K for the fiscal year ended January 30, 1999 as filed with the SEC on the written request of any such holder addressed to the Company's Director of Investor Relations at Claire's Stores, Inc., 3 S.W. 129th Avenue, Pembroke Pines, Florida 33027.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as persons who own more than 10% of a registered class of the Company's equity securities (the "Reporting Persons"), to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Such Reporting Persons are also required by SEC regulations to furnish the Company with copies of all such reports that they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to the fiscal year ended January 30, 1999, all Reporting Persons have timely complied with all filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2000 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received by the Company on or before January 24, 2000.

     Stockholders interested in presenting a proposal for consideration at the 2000 annual meeting of stockholders must submit such proposal to the Company, and such proposal must be received by the Company on or before April 7, 2000. If a proposal is not submitted by that date, the persons named in the Company's proxy for the 2000 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2000 annual meeting.

OTHER MATTERS

     The Board of Directors knows of no other matters which will be presented at the Meeting. If, however, any other matter is properly presented at the Meeting, the proxy or proxies, as the case may be, solicited by this proxy statement will be voted on such matters in accordance with the judgment of the person or persons holding such proxy or proxies, as the case may be.

                                          By order of the Board of Directors,

                                          Rowland Schaefer
                                          Chairman of the Board and President
May 20, 1999

USE ONLY FOR CLASS A COMMON STOCK

                             CLAIRE'S STORES, INC.

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 17, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, a stockholder of CLAIRE'S STORES, INC. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Messrs. Rowland Schaefer and Harold E. Berritt, or either of them, proxies with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held in the Regency Room of the Pierre Hotel, 2 East 61st Street, New York, New York, on June 17, 1999 at 9:30 a.m., New York City time, or at any adjournment or postponement thereof, and there to vote, as designated below, all shares of Class A Common Stock of said Company which the undersigned would be entitled to vote if personally present at said meeting, all as described in the Proxy Statement dated May 20, 1999, receipt of which is hereby acknowledged, as follows:

1. Election of Directors by the holders of the Common Stock and the Class A Common Stock, voting together as a single class.

      [ ] FOR the nominees listed below: [ ] WITHHOLD AUTHORITY to vote for the nominees listed below:

Rowland Schaefer   Ira D. Kaplan  Irwin L. Kellner, Ph.D.  Steven H. Tishman
Marla L. Schaefer   Bruce G. Miller   E. Bonnie Schaefer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                                  (Continued and to be SIGNED on the OTHER SIDE)

2. In their discretion, said proxies are authorized to vote upon any other business which may properly come before the Meeting.

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN.

                                              DATED:                      , 1999
                                                    ----------------------

                                              ----------------------------------
                                              SIGNATURE

                                              ----------------------------------
                                              SIGNATURE IF HELD JOINTLY

                                              NOTE: Your signature should appear
                                              as your name appears hereon. When
                                              shares are held by joint tenants,
                                              both should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If a
                                              corporation, please sign in full
                                              corporate name by the President or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

  THE BOARD OF DIRECTORS REQUESTS THAT YOU FILL IN, SIGN, DATE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

USE ONLY FOR COMMON STOCK

                             CLAIRE'S STORES, INC.

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 17, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, a stockholder of CLAIRE'S STORES, INC. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Messrs. Rowland Schaefer and Harold E. Berritt, or either of them, proxies with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held in the Regency Room of the Pierre Hotel, 2 East 61st Street, New York, New York, on June 17, 1999 at 9:30 a.m., New York City time, or at any adjournment or postponement thereof, and there to vote, as designated below, all shares of Common Stock of said Company which the undersigned would be entitled to vote if personally present at said meeting, all as described in the Proxy Statement dated May 20, 1999, receipt of which is hereby acknowledged, as follows:

1. Election of Directors by the holders of the Common Stock and the Class A Common Stock, voting together as a single class.

      [ ] FOR the nominees listed below: [ ] WITHHOLD AUTHORITY to vote for the nominees listed below:

Rowland Schaefer   Ira D. Kaplan   Irwin L. Kellner, Ph.D.   Steven H. Tishman
Marla L. Schaefer   Bruce G. Miller   E. Bonnie Schaefer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                                  (Continued and to be SIGNED on the OTHER SIDE)

2. In their discretion, said proxies are authorized to vote upon any other business which may properly come before the Meeting.

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN.

                                              DATED:                      , 1999
                                                    ----------------------


                                              ----------------------------------
                                              SIGNATURE

                                              ----------------------------------
                                              SIGNATURE IF HELD JOINTLY

                                              NOTE: Your signature should appear
                                              as your name appears hereon. When
                                              shares are held by joint tenants,
                                              both should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If a
                                              corporation, please sign in full
                                              corporate name by the President or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

  THE BOARD OF DIRECTORS REQUESTS THAT YOU FILL IN, SIGN, DATE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.